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                                                                    EXHIBIT 99.2




         The undersigned hereby consents to the use of its market projections (see below) and related assumptions, and to the reference to its name in the Registration Statement on Form S-1, including any amendments thereto (each a "Registration Statement") of Witness Systems, Inc., and the prospectus included therein, including, without limitation, any references under the headings "Prospectus Summary" and "Business." The undersigned also grants its permission to include a copy of this consent as a part of any Registration Statement.

December 22, 1999


                                                      Meta Group, Inc.



                                                      By: /s/ Bernard F. Denoyer
                                                         -----------------------
                                                      Its: CFO
                                                          ----------------------

"According to META Group, an information technology research and advisory services firm, industry leading enterprises are responding to the steadily increasing competitive pressures and are focusing on CRM as their most valuable post-year 2000 technology investment."